Exhibit 3.3

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GLOBAL MUSIC INTERNATIONAL, INC.

Document Number: P04000099801

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:         Amendments adopted:

ARTICLE II

            The principal place of business address:

            20 Old Stagecoach Road, Redding, CT 06896

            The mailing address of the corporation is:

            20 Old Stagecoach Road, Redding, CT 06896

ARTICLE IV

            The number of shares the corporation is authorized to issue is:

            40,000,000 shares of common stock @ $.0001 par value

ARTICLE VI

            The name and address of the incorporator is:

            Corinne Fallacaro

            20 Old Stagecoach Road

            Redding, CT 06896

SECOND:   The date of each amendments adoption: July 9, 2004

THIRD:       The amendments were adopted by the incorporator without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 13th day of July 2004.

By:	/s/ Corinne Fallacaro
Corinne Fallacaro
Incorporator